United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2017

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 31, 2017, Manhattan Associates, Inc. (the “Company”) issued a press release providing its financial results for the three and twelve months ended December 31, 2016. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Non-GAAP Financial Measures in the Press Release

The press release includes, as additional information regarding our operating results, our adjusted operating income, adjusted net income and adjusted diluted earnings per share, which exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of both. We have developed our internal reporting, compensation and planning systems using these additional financial measures.

These various measures are not in accordance with, or alternatives for, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP measures used in the press release exclude the impact of the items described above for the following reasons:

•

Equity-based compensation expense typically does not require cash settlement by the Company. We do not include this expense and the related income tax effects when assessing our operating performance, and believe our peers also typically present non-GAAP results that exclude equity-based compensation expense.

•

From time to time, we incur acquisition-related costs consisting primarily of (i) accounting and legal expenses, whether or not we ultimately consummate a proposed acquisition, (ii) certain unusual costs, such as employee retention benefits, resulting from pre-acquisition arrangements, and (iii) amortization of acquisition-related intangible assets.  These costs are difficult to predict and, if and when incurred, generally are not expenses associated with our core operations.  We exclude these costs and the related income tax effects from our internal assessments of our operating performance, and believe our peers also typically present non-GAAP results that exclude similar acquisition-related costs.

We believe the reporting of adjusted operating income, adjusted net income and adjusted earnings per share facilitates investors’ understanding of our historical operating trends, because it provides supplemental measurement information in evaluating the operating results of our business. We also believe that adjusted operating income, adjusted net income and adjusted earnings per share provide a basis for comparisons to other companies in the industry and enable investors to evaluate our operating performance in a manner consistent with our internal basis of measurement.  Management refers to adjusted operating income, adjusted net income and adjusted earnings per share in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, adjusted operating income, adjusted net income and adjusted earnings per share facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.

Further, we rely on adjusted operating income, adjusted net income and adjusted net income per share information as primary measures to review and assess the operating performance of our Company and our management team in connection with our executive compensation and bonus plans. Since most of our employees are not directly involved with decisions surrounding acquisitions and other items that are not central to our core operations, we do not believe it is appropriate or fair to have their incentive compensation affected by these items.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By:  /s/ Dennis B. Story

Dennis B. Story

Executive Vice President, Chief Financial Officer and Treasurer

Dated:  January 31, 2017

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated January 31, 2017